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                                                         Exhibit 10.23
December 31, 1996
Oneida Rostone Corp.
104 South Warner Street
Oneida, New York 13421

     Re: Amendment No. 3 to Loan and Security Agreement

Gentlemen:

     Reference is made to the Loan and Security Agreement, dated February 2, 1996 (the "Loan Agreement"), presently by and between Congress Financial Corporation ("Lender") and Oneida Rostone Corp., successor by merger of Oneida Molded Plastics, Corp. of North Carolina with and into Oneida Rostone Corp. ("Borrower"), as amended by Amendment No. 1 to Loan and Security Agreement, dated October 21, 1996, and Amendment No. 2 to Loan and Security Agreement, dated November 18, 1996, together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrower or any other person, with to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and any agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     Borrower has requested that Lender (a) enter into certain amendments and grant certain consents in connection with the purchase by Reunion of certain preferred stock to be issued by Borrower in consideration of the cancellation of certain indebtedness owed by Borrower to Reunion and (b) enter into certain amendments to permit Borrower to declare and pay certain dividends to Reunion in respect of such preferred stock.

     Lender is willing to agree to the foregoing to the extent set forth herein and subject to the terms and conditions set forth herein.

       1. Definitions.

          (a) Additional Definitions. As used herein or in any of the other Financing Agreements, the following terms shall have the respective meanings set forth below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:
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              (i) Series A Preferred Stock shall mean, at any time, the issued and outstanding Preferred Stock of Borrower designated Series A, par value $0.01 per share.

              (ii) Reunion Converted Notes shall mean, individually and collectively, (A) the Amended and Restated Subordinated Promissory Note, dated as of November 2, 1995, by Borrower payable to Reunion in the aggregate principal amount of $1,550,000 described in Section l0.l0(h) of the Loan Agreement and (B) the Subordinated Promissory Note, dated as of May 29, 1996, by Borrower payable to Reunion in aggregate principal amount of $3,664,063.63 evidencing the Additional Subordinated Loan as defined in Section l0.l0(g) of the Loan Agreement.

              (iii) Reunion Series A Preferred Subscription Agreement shall mean the Subscription Agreement, dated of even date herewith, between Reunion and Borrower with respect to the purchase by Reunion of 55,000 newly issued shares of Series A Preferred Stock of Borrower in consideration of the cancellation of substantially all of the indebtedness evidenced by the Reunion Converted Notes.

          2. Consents. Subject to the terms and conditions contained herein and in the Loan Agreement and the other Financing Agreements, Lender consents to the purchase by Reunion from Borrower of 55,000 shares of the Series A Preferred Stock of Borrower in consideration of the cancellation of $5,500,000 of the indebtedness evidenced by the Reunion Converted Notes, comprising all of the indebtedness evidenced by the Reunion Converted Notes other than accrued interest in respect thereof in the amount of $101,800.04, which amount of accrued interest may, subject to the terms and conditions of the Loan Agreement and the Reunion Subordination Agreement, be paid by Borrower in accordance with the terms of the Reunion Series A Preferred Subscription Agreement (as in effect on the date hereof).

          3. Dividends and Redemptions. Section 10.12 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "10.12 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do

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          any of the foregoing, except for (i) payment of the merger consideration to the former stockholders of Rostone to the extent permitted pursuant to Section l0.l0(i) hereof and (ii) after December 31, 1996, the declaration by Borrower and payment of dividends to Reunion, out of legally available funds therefor in respect of up to 80,000 shares of Series A Preferred Stock held by Reunion, accrued after December 31, 1996 on a cumulative basis at an annual rate of not greater than $7.00 per share in accordance with the terms and conditions of the Restated Certificate of Incorporation of Borrower (as in effect on December 31, 1996) so long as (A) no Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default has occurred or exists or would occur or exist after giving effect to such payment and (B) Borrower shall have Excess Availability of not less than $1,000,000 for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment."

          4. Additional Representations, Warranties and Covenants. Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any and all Loans by Lender to Borrower:

          (a) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments made and consents granted by Lender pursuant to this Amendment).

          (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein and therein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.

          (c) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Reunion Series A Preferred Stock Subscription Agreement and the Restated Certificate of Incorporation, dated December 26, 1996, of Borrower and filed on December 27, 1996 with the New York Department of State.

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          (d) Neither the execution and delivery of the Reunion Series A
Preferred Subscription Agreement and the Restated Certificate of Incorporation of Borrower nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, has violated or shall violate any federal or state securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect or does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, security agreement, lease, agreement or instrument to which Borrower is a party or may be bound, or, in the case of the Reunion Series A Preferred Stock Subscription Agreement, violate any provision of the Restated Certificate of Incorporation or By-Laws of Borrower.

          (e) All of the issued and outstanding shares of the Series A Preferred Stock are directly and beneficially owned and held by Reunion and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind.

          (f) Upon issuance to Reunion of the 55,000 shares of Series A Preferred Stock and payment in full of the accrued interest in the amount of $101,800.04 under the Reunion Converted Notes, Borrower shall deliver, or cause to be delivered to Lender a photocopy of each of the Reunion Converted Notes marked "paid in full" or "cancelled."

          5. Conditions to Effectiveness of Amendment. The effectiveness of the amendments and consents pursuant to this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

             (a) Lender shall have received an executed original or executed original counterparts of this Amendment (as the case may be), duly authorized, executed and delivered by the respective party or parties hereto;

             (b) all requisite corporate action and proceedings in connection with this Amendment and the documents and instruments to be delivered hereunder shall be in form and substance satisfactory to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities; and

             (c) no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist

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which with notice or passage of time or both would constitute an Event of
Default.

          6. Effect of this Amendment. This Amendment and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly amended pursuant hereto, and except for the consents expressly set forth herein, no other changes or modifications to the Financing Agreements or consents under any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

          7. Further Assurances. Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

          8. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

          9. Bindinq Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          10. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so

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agreed to and accepted, shall become a binding agreement between Borrower and
Lender.

                                        Very truly yours,

                                        CONGRESS FINANCIAL CORPORATION

                                        By: /s/ MARK FAGNANI
                                            -----------------------------

                                        Title: Senior Vice President
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AGREED TO AND ACCEPTED:

ONEIDA ROSTONE CORP.

By: /s/ RICHARD L. EVANS
    ----------------------------

Title: Vice President
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CONSENTED TO AND ACKNOWLEDGED:

/s/CHARLES E. BRADLEY SR.,
--------------------------------
CHARLES E. BRADLEY, SR.,
limited personal guarantor



REUNION INDUSTRIES, INC.,
limited corporate guarantor

By: /s/ RICHARD L. EVANS
    ----------------------------

Title: Executive Vice President
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